                                                                 Exhibit (d)(10)


[TRUST LETTERHEAD]


Michael J. Roland
Executive Vice President
ING Pilgrim Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258-2034


                                                   February 26, 2002


         Pursuant to Section 1 of the Investment Management Agreement dated May 9, 2001 and amended November 2, 2001 between Pilgrim Equity Trust and ING Pilgrim Investments, LLC (the "Agreement") we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING Principal Protection Fund III, a newly established series of Pilgrim Equity Trust, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding the "ING Principal Protection Fund III" to Schedule A of the Agreement. The Amended and Restated Schedule A, with the annual investment management fee indicated for the series, is attached hereto.

         Please signify your acceptance to act as Manager under the Agreement with respect to ING Principal Protection Fund III by signing below.

                                                    Very sincerely,



                                                    Robert S. Naka
                                                    Senior Vice President
                                                    Pilgrim Equity Trust

ACCEPTED AND AGREED TO:
ING Pilgrim Investments, LLC


By___________________________
         Michael J. Roland
         Executive Vice President




7337 E. Doubletree Ranch Rd.     Tel: 480-477-3000          Pilgrim Equity Trust
Scottsdale, AZ 85258-2034        Fax: 480-477-2700
                                 www.pilgrimfunds.com

                                     FORM OF
                              AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT
                 DATED MAY 9, 2001 AND AMENDED NOVEMBER 2, 2001

                                     BETWEEN

                              PILGRIM EQUITY TRUST
                                       AND
                          ING PILGRIM INVESTMENTS, LLC

                           EFFECTIVE FEBRUARY 26, 2002


                               ANNUAL INVESTMENT
SERIES                           MANAGEMENT FEE           APPROVED BY BOARD      REAPPROVAL DATE
------                           --------------           -----------------      ---------------
Pilgrim Principal      Offering Phase         0.25%      May 9, 2001            May 9, 2003
Protection Fund        Guarantee Period       0.80%
                       Index Plus
                       LargeCap Period        0.60%

Pilgrim Principal      Offering Phase         0.25%      November 2, 2001       September 1, 2003**
Protection Fund II*    Guarantee Period       0.80%
                       Index Plus
                       LargeCap Period        0.60%

ING Principal          Offering Phase         0.25%      February 26, 2002      September 1, 2003
Protection             Guarantee Period       0.80%
Fund III*              Index Plus
                       LargeCap Period        0.60%

450298.2.02


------------------------

* This Amended and Restated Schedule A is or will be effective with respect to each of these Funds upon the effective date of the initial Registration Statement with respect to each respective Fund. The Registration Statement for Pilgrim Principal Protection Fund II went effective on November 5, 2001.

** Effective November 2, 2001, the Board of Trustees approved amending certain agreements for the Funds whose annual renewal requires approval by the Board. The amendment changes the reapproval date of the agreements to September 1 for the purpose of aligning the annual renewal of such agreements with the annual renewal of the advisory agreements.